UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 22, 2014

Glimcher Realty Trust

(Exact name of registrant as specified in its charter)

Maryland	001-12482	31-1390518
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

180 East Broad Street

Columbus, Ohio 43215

(614) 621-9000

(Registrant’s address, including zip code, and telephone number, including area code, of principal executive offices)

N/A

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                           Other Events.

This Current Report on Form 8-K is being filed pursuant to a memorandum of understanding regarding the settlement of certain litigation relating to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of September 16, 2014, by and among Glimcher Realty Trust, a Maryland real estate investment trust (the “Company”), Glimcher Properties Limited Partnership, a Delaware limited partnership and a subsidiary of Glimcher (“Glimcher LP”), Washington Prime Group Inc., an Indiana corporation (“WPG”), Washington Prime Group, L.P., an Indiana limited partnership and a subsidiary of WPG (“WPG LP”), WPG Subsidiary Holdings I, LLC, a Maryland limited liability company and a wholly-owned subsidiary of WPG LP (“Merger Sub I”), and WPG Subsidiary Holdings II Inc., a Delaware corporation and a wholly-owned subsidiary of Merger Sub I (“Merger Sub II”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, Glimcher will merge with and into Merger Sub I, with Merger Sub I being the surviving entity (the “Acquisition Merger”) and then Merger Sub II will merge with and into Glimcher LP, with Glimcher LP being the surviving entity (the “Partnership Merger” and together with the Acquisition Merger, the “Mergers”). As a result of the Mergers, Merger Sub I, as the surviving entity in the Acquisition Merger, will remain a wholly-owned subsidiary of WPG LP and Glimcher LP will become a wholly-owned subsidiary of Merger Sub I.

As previously disclosed on page 195 of the Definitive Proxy Statement/Prospectus on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) by the Company on December 2, 2014 (the “Definitive Proxy Statement”), two shareholder lawsuits challenging the proposed transactions have been filed in Maryland state court, respectively captioned Zucker v. Glimcher Realty Trust et al., 24-C-14-005675 (Circ. Ct. Baltimore City), filed on October 2, 2014, and Motsch v. Glimcher Realty Trust et al., 24-C-14-006011 (Circ. Ct. Baltimore City), filed on October 23, 2014. The actions were consolidated, and on November 12, 2014 plaintiffs filed a consolidated shareholder class action and derivative complaint, captioned In re Glimcher Realty Trust Shareholder Litigation, 24-C-14-005675 (Circ. Ct. Baltimore City) (the “Consolidated Action”) which alleged that the trustees of the Company breached fiduciary duties and the Company, WPG and certain of their affiliates aided and abetted the purported breaches of fiduciary duty.

On December 22, 2014, the defendants entered into a memorandum of understanding (the “MOU”) with the plaintiffs providing for the settlement of the Consolidated Action. While the Company and WPG believe that no supplemental disclosure is required under applicable laws, in order to avoid the burden and expense of further litigation, the Company and WPG have agreed, pursuant to the terms of the MOU, to make certain supplemental disclosures related to the proposed Mergers, all of which are set forth below. The MOU contemplates that the parties will enter into a stipulation of settlement. The stipulation of settlement will be subject to customary conditions, including court approval following notice to the Company’s shareholders. In the event that the parties enter into a stipulation of settlement, a hearing will be scheduled at which the Circuit Court for Baltimore City will consider the fairness, reasonableness, and adequacy of the settlement. If the settlement is finally approved by the court, it will resolve and release all claims by shareholders of the Company challenging any aspect of the proposed Mergers, the Merger Agreement, and any disclosure made in connection therewith, including in the Definitive Proxy Statement, pursuant to terms that will be disclosed to shareholders prior to final approval of the settlement. In addition, in connection with the settlement, the parties contemplate that plaintiffs’ counsel will file a petition in the Circuit Court for Baltimore City for an award of attorneys’ fees and expenses to be paid by the Company or its successor. The settlement, including the payment by the Company or any successor thereto of any such attorneys’ fees, is also contingent upon, among other things, the Mergers becoming effective under Maryland law. There can be no assurance that the Circuit Court for Baltimore City will approve the settlement contemplated by the MOU. In the event that the settlement is not approved and such conditions are not satisfied, the defendants will continue to vigorously defend against the allegations in the Actions.

SUPPLEMENT TO DEFINITIVE PROXY STATEMENT

In connection with the settlement of the class action lawsuits as set forth in this Current Report on Form 8-K, the Company and WPG agreed to make these supplemental disclosures to the Definitive Proxy Statement. These disclosures should be read in connection with the Definitive Proxy Statement, which should be read in its entirety. To the extent that information herein differs from or updates information contained in the Definitive Proxy Statement, the information contained herein supersedes the information contained in the Definitive Proxy Statement. Defined terms used but not defined herein have the meanings set forth in the Definitive Proxy Statement.

The first full paragraph on page 76 of the Definitive Proxy Statement concerning the Background to the Merger is replaced, in its entirety, with the following:

To address some of its challenges, Glimcher continued to seek to sell lower tier assets, in order to both further strengthen its balance sheet and further improve the overall quality of its mall portfolio. At a meeting of the Glimcher Board on March 12, 2014, the Glimcher Board, along with members of Glimcher’s management, discussed this strategy. Mr. Michael Glimcher, chairman and chief executive officer of Glimcher, whom we refer to as Mr. Glimcher, noted that, as had been discussed with the Glimcher Board previously, Glimcher had been working with Eastdil Secured LLC, a real estate brokerage firm, which we refer to as Eastdil Secured, to identify assets within the lower tier of its portfolio to market for sale and to establish an acceptable price range for those properties. Mr. Glimcher explained that Eastdil Secured had started contacting potential buyers during the fourth quarter of 2013, focusing on five assets, and that the informal process had had very limited success. As a result of the limited level of interest generated by the informal process, management believed, based on the advice of Eastdil Secured, that Glimcher should engage in a formal marketing process covering thirteen lower tier malls, which properties we refer to as the Mosaic Properties. The Mosaic Properties had lower sales per square foot than the other properties within Glimcher’s overall portfolio. Potential buyers would be given the opportunity to acquire various combinations of assets and Glimcher’s objective would be to sell a subset of the assets, with the specific assets to be sold to be determined based on the offers received. Mr. Glimcher explained that the proceeds would be used primarily to reduce overall corporate debt levels and to provide Glimcher with additional funds for its redevelopment pipeline, and that proceeds could also be used to redeem preferred shares. The Glimcher Board expressed its support for pursuing a formal process to market the Mosaic Properties and discussed the possible uses of proceeds from these sales.

The following supplemental disclosure is added following the second sentence of the third full paragraph on page 76 of the Definitive Proxy Statement concerning the Background to the Merger:

Glimcher had previously contacted Company A when Glimcher was marketing the Lloyd Center in Portland, Oregon; Glimcher agreed to sell its interest in that property to another party in June 2013.

The following supplemental disclosure is added to the end of the carryover paragraph on pages 76 and 77 of the Definitive Proxy Statement concerning the Background to the Merger:

Eastdil Secured entered into customary confidentiality agreements with potential acquirors for the Mosaic Properties on Glimcher’s behalf, and such confidentiality agreements did not contain standstill provisions.

The first full paragraph on page 77 of the Definitive Proxy Statement concerning the Background to the Merger is replaced, in its entirety, with the following:

On May 19, 2014, Messrs. Glimcher and Yale met for dinner with the chief executive officer and chief financial officer of Company A and a representative of Morgan Stanley. There were preliminary discussions about the possibility of a merger of equals transaction. The chief executive officer of Company A indicated that, if the companies were to pursue a transaction, he anticipated that Mr. Glimcher would be the chief executive officer of the combined company.

Following preliminary discussions between Glimcher and Company A regarding a possible merger-of-equals transaction, on June 13, 2014, Glimcher and Company A signed a mutual confidentiality agreement with a standstill period of one year. The agreement permits Company A to privately request Glimcher to waive the standstill restrictions to permit Company A to make a confidential proposal to Glimcher at any time after Glimcher enters into a definitive agreement regarding the acquisition of a controlling interest in Glimcher. Accordingly, Company A is currently permitted to make an acquisition proposal for Glimcher.

The following supplemental disclosure is added following the first sentence of the third full paragraph on page 77 of the Definitive Proxy Statement concerning the Background to the Merger:

Mr. Glimcher and Mr. Simon had previously met, including at industry conferences.

The following supplemental disclosure is added following the last sentence of the second full paragraph on page 78 of the Definitive Proxy Statement concerning the Background to the Merger:

In an investor presentation that Glimcher publicly filed on April 1, 2014, Glimcher repeated its three-year targets that had been provided during its June 2012 investor day, which included a debt-to-EBITDA target of below 7.5x and a ratio of debt to total asset values of below 45%.

The second to last sentence of the carryover paragraph on pages 78 and 79 of the Definitive Proxy Statement concerning the Background to the Merger is replaced, in its entirety, with the following:

Although the companies had discussed conducting joint property visits, those visits did not occur and there were no further substantive discussions with Company A after the August 7, 2014 meeting of the Glimcher Board.

The following supplemental disclosure is added prior to the second to last sentence of the carryover paragraph on pages 82 and 83 of the Definitive Proxy Statement concerning the Background to the Merger:

The Glimcher Board also discussed retaining an additional financial advisor to provide a fairness opinion once a mutual confidentiality agreement between Glimcher and WPG had been executed.

The third sentence of the first full paragraph on pages 84 of the Definitive Proxy Statement concerning the Background to the Merger is replaced, in its entirety, with the following:

It was noted that Morgan Stanley is a leading investment banking firm with expertise in the real estate industry, familiarity with Glimcher, and experience providing fairness opinions. It was further noted that Morgan Stanley had participated in the financial due diligence sessions held by both Glimcher and WPG and was providing financial advice to Glimcher.

The Glimcher Net Asset Value Analysis subsection in the Summary of Financial Analyses of Morgan Stanley and GreenOak section carrying over on pages 95 and 96 of the Definitive Proxy Statement is replaced, in its entirety, with the following:

Net Asset Value Analysis

Morgan Stanley and GreenOak analyzed Glimcher as a function of the net value of its assets. Morgan Stanley and GreenOak based their net asset value analysis on a combination of market data, Glimcher management estimates of asset value (taking into account the Third Party Valuations and market feedback from the sales process relating to the Mosaic Properties), and values negotiated for certain assets with third parties. Morgan Stanley and GreenOak calculated the estimated net asset value per Glimcher common share on an asset-by-asset basis by applying to the calendar year 2015 estimated net operating income of each property (other than the properties noted below) a range of market capitalization rates selected based on, among other factors, asset quality, location, current occupancy levels, sales productivity, market positioning and supply/demand dynamics.  For the Glimcher “core” properties, Morgan Stanley and GreenOak applied estimated market capitalization rates ranging from 7.35% to 4.05% (representing an implied weighted average capitalization rate range of 5.13% to 4.64%) to the aggregate calendar year 2015 estimated net operating income for these properties of $155.4 million, which implied a range of net asset value of approximately $3.03 billion to $3.35 billion. For the Mosaic Properties, Morgan Stanley and GreenOak applied market capitalization rates ranging from 13.40% to 5.60% (representing an implied weighted average capitalization rate range of 9.25% to 7.70%)  to the aggregate calendar year 2015 estimated net operating income for these properties of $78.8 million, which implied a range of net asset value of approximately $852 million to $1.023 billion.  For certain Glimcher “non-core” properties,  Morgan Stanley and GreenOak used a range of asset values from $70 million to $71 million.

Morgan Stanley and GreenOak added other assets from Glimcher’s balance sheet of $102 million, a range of estimated asset values for the Scottsdale Phase III development property and the MJC land of $47 million to $61 million and a range of estimated asset values for the ORS/ORM services division of $14 million to $32 million, which was determined by applying a multiple range of 3.0x to 7.0x to $4.6 million of calendar year 2015 estimated net operating income.  Morgan Stanley and GreenOak noted that this analysis resulted in a range of total asset values for Glimcher of between $4.116 billion and $4.64 billion.

Morgan Stanley and GreenOak also deducted liabilities, including total debt at pro rata share of $1.864 billion, preferred stock of $319 million, and deducted mark-to-market debt balances of $9 million, and other liabilities of $87 million from the aggregate value of Glimcher’s assets.  Morgan Stanley and GreenOak noted that this resulted in total liabilities for Glimcher of $2.28 billion.

Morgan Stanley and GreenOak noted that this analysis resulted in a range of estimated net asset value for Glimcher of $1.836 billion to $2.36 billion.

An implied per share equity value reference range for Glimcher was then calculated based on the range of Glimcher net asset value derived from such analysis divided by the number of fully diluted Glimcher common shares.  This analysis indicated the following implied per share equity value reference range for a Glimcher common share, as compared to the implied per share merger consideration:

Implied Per Share Equity Value Reference Range	Implied Per Share Merger Consideration
$12.38 to $15.92	$14.07 to $14.20

The following supplemental disclosure is added prior to the first sentence of the carry over paragraph on pages 97 and 98 of the Definitive Proxy Statement concerning the Glimcher Comparable Public Companies Analysis subsection in the Summary of Financial Analyses of Morgan Stanley and GreenOak section:

Morgan Stanley and GreenOak observed that the sales per square foot for the Class A Malls ranged from $387 to $721, that the sales per square foot for the Class B Malls ranged from $302 to $380 (WPG does not publicly report sales per square foot) and that the sales per square foot for the Glimcher portfolio was $468.

The third sentence in the first paragraph of the Glimcher Leveraged Buyout Analysis subsection in the Summary of Financial Analyses of Morgan Stanley and GreenOak section on page 100 of the Definitive Proxy Statement is replaced, in its entirety, with the following:

Morgan Stanley and GreenOak assumed the following in their analysis based on the projections: (a) a private buyer would target a rate of return of between 17.5% and 22.5%; (b) a capitalization rate at a 2019 exit of 6.5%; (c) a sale of Glimcher’s Jersey Gardens property to finance the hypothetical leveraged buyout at the mid-point net asset value for that property, which was approximately $993 million; (d) Glimcher preferred shares remain outstanding; and (e) Glimcher incurs new debt at 4.5% secured by its unencumbered assets and the assets on which current loans mature in 2015 in an aggregate amount such that the resulting loan-to-value ratio of these assets is 65%.

The Pro Forma Comparable Companies Analysis subsection in the Summary of Financial Analyses of Morgan Stanley and GreenOak section carrying over on pages 100 and 101 of the Definitive Proxy Statement is replaced, in its entirety, with the following:

Comparable Companies Analysis.  Morgan Stanley and GreenOak reviewed and compared certain publicly available and internal financial information, ratios and publicly available market multiples relating to the pro forma combined company with equivalent publicly available data for companies that share similar business characteristics with the pro forma combined company. Morgan Stanley and GreenOak reviewed the same publicly-traded Class A and Class B regional mall companies as were reviewed in their comparable companies analysis of Glimcher described above, as well as the following publicly-traded strip center companies:

•                  Developers Diversified Realty Corporation

•                  Equity One, Inc.

•                  Excel Trust, Inc.

•                  Kimco Realty Corporation

•                  Kite Realty Group

•                  Ramco-Gershenson Properties Trust

•                  Regency Centers Corporation

•                  Retail Opportunity Investments Corp.

•                  RioCan Real Estate Investment Trust

•                  Retail Properties of America, Inc.

•                  Saul Centers, Inc.

•                  Urstadt Biddle Properties, Inc.

•                  Weingarten Realty Investors

For purposes of this analysis, Morgan Stanley and GreenOak analyzed the ratios of share price to consensus estimated FFO for calendar year 2015, share price to consensus estimated AFFO for calendar year 2015, aggregate value to consensus estimated calendar year 2015 EBITDA and pro forma net asset value per share. Morgan Stanley and GreenOak derived a range for each multiple separately for each of the Class A Malls, the Class B Malls and the strip centers as a group using the high and low multiples from the applicable comparable companies. Morgan Stanley and GreenOak then derived a selected range for each metric based on a 15% weighting of the metrics for the companies designated as Class A Malls category, a 65% weighting of the metrics for the companies designated as Class B Malls and a 20% weighting of the metrics for the strip center companies, reflecting the relative contribution to net operating income from the Class A malls, Class B malls and strip centers in WPG’s portfolio.

The following table reflects the results of this analysis:

	Class A Malls		Class B Malls		Strip Centers
	Range		Range		Range		Selected Range
	Low	High	Low	High	Low	High	Low	High
Price / 2015E FFO	15.4x	19.9x	8.0x	9.8x	11.8x	15.1x	9.9x	12.4x
Price / 2015E AFFO	17.6x	24.4x	10.8x	13.1x	13.6x	17.8x	12.4x	15.7x
Aggregate Value / 2015E EBITDA	16.3x	20.9x	11.6x	14.8x	13.4x	16.8x	12.7x	16.1x
Net Asset Value							(31.5)%	10.6%

Based on this analysis, Morgan Stanley and GreenOak derived an implied per share equity value reference range of $15.95 to $22.78 for the pro forma combined company by applying a selected range derived from the comparable companies to the corresponding metrics for the pro forma combined company, with the low end of the range determined by the average of the low implied equity value per share for each of the metrics reviewed and the high end determined by the average of the high implied equity value per share for each of the metrics reviewed. Morgan Stanley and GreenOak then used this implied per share equity value reference range to determine a value of the stock consideration in the merger using a range of exchange ratios from 0.1989, the exchange ratio in the merger, to 0.2080, which Morgan Stanley and GreenOak determined to be an appropriate high end for comparative purposes, and added that amount to $10.40, the cash consideration in the merger. This analysis indicated the following implied pro forma value of the per share merger consideration, as compared to the implied per share merger consideration:

Implied Pro Forma Value of the Per Share Merger Consideration	Implied Per Share Merger Consideration
$13.57 to $15.14	$14.07 to $14.20

The second full paragraph on page 103 of the Definitive Proxy Statement concerning the General subsection in the Summary of Financial Analyses of Morgan Stanley and GreenOak section is replaced, in its entirety, with the following:

Under the terms of its engagement letter, Morgan Stanley provided the Glimcher Board with financial advisory services and a financial opinion and Glimcher has agreed to pay Morgan Stanley an aggregate fee of $2 million, payable upon the rendering of Morgan Stanley’s opinion. Glimcher has also agreed to reimburse Morgan Stanley for its expenses, including fees of outside counsel and other professional advisors, incurred in performing its services. In addition, Glimcher has agreed to indemnify Morgan Stanley and its affiliates, their respective officers, directors, employees and agents and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses, including certain liabilities under the federal securities laws, relating to or arising out of Morgan Stanley’s engagement.  In the two years prior to Morgan Stanley’s opinion, Morgan Stanley has provided financing services (including participating as a lender in a credit facility) for WPG and received a fee of approximately $18,600 in connection with such services and has provided financing services (including participating as a lender in a credit facility and acting as underwriter in debt equity offerings) for Simon and has received an aggregate of approximately $1.8 million in fees in connection with such services. Morgan Stanley has not received any fees from financial advisory or financing services provided to Glimcher during the same two year period. Morgan Stanley may also seek to provide financial advisory and financing services to WPG or its affiliates in the future and would expect to receive fees for the rendering of those services.

The carry over paragraph on pages 103 and 104 of the Definitive Proxy Statement concerning the General subsection in the Summary of Financial Analyses of Morgan Stanley and GreenOak section is replaced, in its entirety, with the following:

Under the terms of its engagement letter, GreenOak provided the Glimcher Board with financial advisory services and a financial opinion and Glimcher has agreed to pay GreenOak an aggregate fee of $12 million, of which (a) $250,000 was payable upon execution of the merger agreement, (b) $1.5 million was payable upon announcement of the merger, (c) $250,000 is payable at December 31, 2014 (or earlier if certain enumerated assets are sold), and (d) $10 million is payable upon the consummation of the merger. Glimcher has also agreed to reimburse GreenOak for its expenses, including fees of outside counsel (not to exceed $50,000) and other professional advisors, incurred in performing its services. In addition, Glimcher has agreed to indemnify GreenOak and its affiliates, their respective principals, partners, directors, officers, agents, employees and controlling persons, against certain liabilities and expenses, including certain liabilities under the federal securities laws, in connection with or in any manner as a result of GreenOak’s engagement. In March 2011, GreenOak and Glimcher signed an advisory letter featuring a $250,000 annual retainer. In the two years prior to the date of GreenOak’s opinion, GreenOak has provided financial advisory services to Glimcher (including in connection with an equity issuance and an asset acquisition) and has received an aggregate of approximately $1.8 million in fees in connection with such services, inclusive of the retainer payments described above.  Mr. Niehaus of GreenOak has had a professional relationship with Glimcher for approximately ten years, which began during his prior employment by Morgan Stanley Realty, Inc. GreenOak or its affiliates may also seek to provide such services to WPG or its affiliates in the future and would expect to receive fees for the rendering of those services. In addition, a fund managed by an affiliate of GreenOak is a party to a joint venture with Glimcher (on a 50/50 basis). No fee was paid by Glimcher to GreenOak in connection with the joint venture. The joint venture has acquired a non-controlling partnership interest in a partnership owning one shopping center. GreenOak, in the two years prior to the date of GreenOak’s opinion, has had no business relationship with WPG or its related parties. No funds or other collective investment vehicles managed by GreenOak or any of its affiliates have owned an interest in Simon within the past two years.

The following supplemental disclosure is added prior to the Certain Unaudited Prospective Financial Information section on page 104 of the Definitive Proxy Statement:

Certain Unaudited Prospective Financial Information of WPG

WPG does not as a matter of course makes public projections as to future sales, earnings or other results due to, among other reasons, the uncertainty of the underlying assumptions and estimates. In connection with the proposed merger, however, WPG made available to its Board and financial advisors and to Glimcher and Glimcher’s Board and financial advisors certain unaudited prospective financial information based on WPG’s strategic business plan for 2015 and 2016, on a standalone, pre-transaction basis. Using such 2015 and 2016 projections provided by WPG, Glimcher’s financial advisors discussed those projections with WPG management and, based on those discussions and a set of assumptions developed on the basis of discussions between Glimcher management and WPG management, extrapolated to create projections for WPG, on a standalone, pre-transaction basis, for 2017 through 2020. The extrapolated financial information was not provided to WPG or its financial advisors. See “—Opinions of Glimcher’s Financial Advisors.”

The accompanying 2015 and 2016 financial information was not prepared with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information, but, in the view of WPG’s management, was prepared on a reasonable basis, reflected the best then-available estimates and judgments, and presented, to the best of WPG management’s knowledge and belief, the expected course of action and the expected future financial performance of WPG. The accompanying standalone 2017 through 2020 projections were not prepared with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information, but, in the view of Glimcher management, were prepared on a reasonable basis, reflected the best then-available estimates and judgments, and presented, to the best of Glimcher management’s knowledge and belief, the expected course of action and the expected future financial performance of WPG.

However, this information is not fact and should not be relied upon as being necessarily indicative of future results, and readers of this proxy statement/prospectus are cautioned not to place undue reliance on the prospective financial information. No representation is made by Glimcher, WPG or their respective affiliates or advisors or any other person to any shareholder regarding the ultimate performance of WPG or Glimcher compared to the results included in the unaudited prospective financial information presented below. This unaudited prospective financial information regarding WPG’s anticipated future operations treats WPG on a standalone basis, without giving effect to the merger and as if the merger had not been contemplated by WPG.

Key assumptions underlying the projections include the following:

•        run-rate projections based on current WPG portfolio;

•        projected same store NOI growth of approximately 1.5% for mall portfolio and approximately 3.5% for strips portfolio;

•        refinancing of debt maturities in the projected period; and

•        $1.00 per share constant dividend.

For 2017 through 2020, Glimcher’s financial advisors mathematically extrapolated from the prospective financial information for 2016 prepared by WPG’s management by applying the assumptions described above, which were developed on the basis of discussions between WPG’s management and Glimcher’s management. The extrapolated results for 2017 through 2020 were then reviewed by the management of Glimcher, and Glimcher consented to its financial advisors’ reliance on such extrapolated results for the purposes of their analyses. See “—Opinions of Glimcher’s Financial Advisors.”

The following table presents selected unaudited prospective financial information for the years 2015 through 2020:

WPG Standalone ($ in millions)

	2015	2016	2017	2018	2019	2020
EBITDA	437.4	446.5	455.3	464.4	473.7	483.2
Funds From Operations	345.7	357.1	366.0	375.0	384.3	393.8
Adjusted Funds From Operations	311.6	321.5	321.2	330.3	339.6	349.1

For purposes of the unaudited prospective financial information:

•        EBITDA means share of its earnings before interest, income taxes, and depreciation and amortization of consolidated and unconsolidated businesses.

•        Funds From Operations, which we refer to as FFO, means net income (or loss) available to holders of common shares computed in accordance with GAAP, excluding gains or losses from sales of depreciable property, impairment adjustments associated with depreciable real estate, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. FFO as used above may not be directly comparable to similarly titled measures reported by other real estate investment trusts. FFO as used above does not represent cash flow from operating activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of financial performance, or to cash flow from operating activities (determined in accordance with GAAP), as a measure of liquidity, nor is it indicative of funds available to fund cash needs, including ability to make cash distributions. FFO is defined consistent with the standards established by the National Association of Real Estate Investment Trusts.

•        Adjusted Funds From Operations, which we refer to AFFO, means FFO adjusted to exclude (i) estimated annual capital expenditures and (ii) deferred leasing costs.

Neither WPG’s independent registered public accounting firm, nor Glimcher’s independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the accompanying unaudited prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, such information. The reports of WPG’s and Glimcher’s independent registered public accounting firms included or incorporated by reference in this proxy statement/prospectus relate to WPG’s and Glimcher’s, respectively, historical financial information. They do not extend to prospective financial information and should not be read to do so.

The summary of the unaudited prospective financial information is not being included to influence your decision whether to vote for the approval of the merger and the other transactions contemplated by the merger agreement, but is being provided because such information was considered in connection with the merger and was provided to the Glimcher Board, Glimcher’s financial advisors, the WPG Board and WPG’s financial advisor.

The unaudited prospective financial information was prepared based solely on information available at the time of preparation and is not a guarantee of actual future results, and such financial information should not be relied upon as such. The assumptions made in preparing the unaudited prospective financial information may not accurately reflect future conditions. The estimates and assumptions underlying the unaudited prospective financial information involve judgments with respect to, among other things, future economic, competitive, regulatory and financial market conditions and future business decisions that may not be realized and that are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, including, among others, risks and uncertainties described under “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements,” all of which are difficult to predict and many of which are beyond the control of the parties and will be beyond the control of the combined company after the merger. None of Glimcher, WPG or their respective affiliates or financial advisors or any other person assumes any responsibility to shareholders for the accuracy of this information. Financial forecasts involve risks, uncertainties and assumptions. Glimcher and WPG cannot assure you that any forecasts will be realized or that future financial results will not materially vary from such financial forecasts. The unaudited prospective financial information covers multiple years and such information by its nature becomes subject to greater uncertainty with each successive year. Such information does not take into account any circumstances or events occurring after the dates they were prepared. GLIMCHER AND WPG DO NOT HAVE ANY OBLIGATION TO, AND WILL NOT, UPDATE OR OTHERWISE REVISE THE FINANCIAL FORECASTS INCLUDED IN THIS PROXY STATEMENT/PROSPECTUS TO REFLECT THE OCCURRENCE OF SUBSEQUENT EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING SUCH FINANCIAL FORECASTS ARE NO LONGER APPROPRIATE.

The unaudited prospective financial information included in this proxy statement/prospectus constitutes forward-looking statements. For more information on factors which may cause future financial results to materially vary from those projected in the Glimcher forecasts, see “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements.”

The section heading entitled “Certain Unaudited Prospective Financial Information” on page 104 of the Definitive Proxy Statement is replaced, in its entirety, with the following section heading:

Certain Unaudited Prospective Financial Information of Glimcher

Forward Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 which represent the current expectations and beliefs of management of WPG and the Company concerning the proposed transactions, the anticipated consequences and benefits of the transactions and the targeted close date for the transactions, and other future events and their potential effects on WPG and the Company, including, but not limited to, statements relating to anticipated financial and operating results, the companies’ plans, objectives, expectations and intentions, cost savings and other statements, including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” and other similar expressions.  Such statements are based upon the current beliefs and expectations of WPG’s and the Company’s management, and involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of WPG or the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, without limitation:  the ability to obtain the approval of the merger by the Company’s shareholders; the ability to satisfy the conditions to the transactions on the proposed terms and timeframe; the possibility that the transactions do not close when expected or at all; the ability to finance the transactions; the ability to successfully operate and integrate WPG’s and the Company’s businesses and achieve cost savings; the effect of the announcement of the transactions on the WPG’s or the Company’s relationships with their respective tenants, lenders or other business parties or on their operating results and businesses generally; changes in asset quality and credit risk; ability to sustain revenue and earnings growth; changes in political, economic or market conditions generally and the real estate and capital markets specifically; the impact of increased competition; the availability of capital and financing; tenant or joint venture partner(s) bankruptcies; the failure to increase mall store occupancy and same-mall operating income; risks associated with the acquisition, development, expansion, leasing and management of properties; changes in market rental rates; trends in the retail industry; relationships with anchor tenants; risks relating to joint venture properties; costs of common area maintenance; competitive market forces; the level and volatility of interest rates; the rate of revenue increases as compared to expense increases; the financial stability of tenants within the retail industry; the restrictions in current financing arrangements or the failure to comply with such arrangements; the liquidity of real estate investments; the impact of changes to tax legislation and WPG’s and the Company’s tax positions; failure to qualify as a real estate investment trust; the failure to refinance debt at favorable terms and conditions; loss of key personnel; material changes in the dividend rates on securities or the ability to pay dividends on common shares or other securities; possible restrictions on the ability to operate or dispose of any partially-owned properties; the failure to achieve earnings/funds from operations targets or estimates; the failure to achieve projected returns or yields on development and investment properties; changes in generally accepted accounting principles or interpretations thereof; terrorist activities and international hostilities; the unfavorable resolution of legal proceedings; the impact of future acquisitions and divestitures; significant costs related to environmental issues; and other risks and uncertainties, including those detailed from time to time in WPG’s and the Company’s periodic reports filed with the Securities and Exchange Commission, including those described under “Risk Factors” in the Definitive Proxy Statement and in WPG’s and the Company’s Current Reports on Form 8-K, Quarterly Reports on Form 10-Q and Annual Report on Form 10-K.  The forward-looking statements in this communication are qualified by these risk factors.  Each statement speaks only as of the date of this communication (or any earlier date indicated in this communication) and WPG and the Company undertake no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances.  Actual results may differ materially from current projections. Investors, potential investors and others should give careful consideration to these risks and uncertainties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLIMCHER REALTY TRUST

Date: December 23, 2014	By:	/s/ George A. Schmidt
George A. Schmidt
Executive Vice President, General Counsel and Secretary